As filed with the Securities and Exchange Commission on August 16, 1996.

                                               File No. 333-________

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                              FORM S-8

                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                           INTERFACE, INC.
         (Exact Name of Issuer as Specified in its Charter)

                      Georgia                             58-1451243
          (State or Other Jurisdiction of              (I.R.S. Employer
           Incorporation or Organization)               Identification
                                                           Number)
                             Suite 2000
                        2859 Paces Ferry Road
                       Atlanta, Georgia  30339
        (Address and Zip Code of Principal Executive Offices)

        INTERFACE, INC. KEY EMPLOYEE STOCK OPTION PLAN (1993)
                      (Full Title of the Plan)

                     Raymond S. Willoch, Esquire
            Vice President, General Counsel and Secretary
                           INTERFACE, INC.
                             Suite 2000
                        2859 Paces Ferry Road
                       Atlanta, Georgia  30339
                           (770) 319-6471
 (Name, Address and Telephone Number, Including Area Code, of Agent
                            for Service)



                   CALCULATION OF REGISTRATION FEE

==================================================================================================================
Title of Securities      Amount to be          Proposed Maximum           Proposed Maximum           Amount of
to be Registered          Registered       Offering Price Per Unit    Aggregate Offering Price    Registration Fee
- ------------------------------------------------------------------------------------------------------------------
Common Stock,           450,000 shares           $15.0625<F1>               $6,778,125<F1>              $2,337.28
Class A or B
$.10 par value
- ------------------------------------------------------------------------------------------------------------------

<F1> Determined in accordance with Rule 457(h) under the Securities Act of 1933, based on $15.0625, the average of the high and low sale prices quoted on the NASDAQ National Market System on August 13, 1996.
- -------------------------------------------------------------------------------------------------------------------

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 1, 1993 File No. 33-69808 are incorporated by reference.


ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description

4(a) Amendment No. 2 to the Interface, Inc. Key Employee Stock Option Plan (1993) (included as
                         Exhibit 10.5 to the Registrant's Annual report on Form 10-K for the fiscal year ended December 31, 1995 previously filed with the Commission and incorporated herein by reference)

5(a) & 23(a)             Opinion and Consent of Counsel to Registrant

23(b)                    Consent of BDO Seidman, LLP

24                       Power of Attorney (See Signature Page)


________________________

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 16, 1996.


                    INTERFACE, INC.



                    By: /s/ Ray C. Anderson
                       Ray C. Anderson, Chairman of the Board,
                       Chief Executive Officer and President


     Each person whose signature appears below hereby constitutes and appoints Ray C. Anderson and Daniel T. Hendrix, and either of them, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

             Signature                                   Title                             Date
             ---------                                   -----                             ----
/s/ Ray C. Anderson                        Chairman of the Board, Chief              August 16, 1996
Ray C. Anderson                            Executive Officer and President
                                           (PRINCIPAL EXECUTIVE OFFICER)

/s/ Daniel T. Hendrix                      Senior Vice President, Chief              August 16, 1996
Daniel T. Hendrix                          Financial Officer and Treasurer
                                           (PRINCIPAL FINANCIAL AND
                                           ACCOUNTING OFFICER)


/s/ Brian L. DeMoura                       Director                                  August 16, 1996
Brian L. DeMoura


/s/ Charles R. Eitel                       Director                                  August 16, 1996
Charles R. Eitel



/s/ David Milton                           Director                                  August 16, 1996
David Milton



/s/ Don E. Russell                         Director                                  August 16, 1996
Don E. Russell


/s/ Gordon D. Whitener                     Director                                  August 16, 1996
Gordon D. Whitener



/s/ Carl I. Gable                          Director                                  August 16, 1996
Carl I. Gable


/s/ Dr. June M. Henton                    Director                                  August 16, 1996
Dr. June M. Henton


/s/ J. Smith Lanier, II                    Director                                  August 16, 1996
J. Smith Lanier, II


- -----------------------------              Director                                  August 16, 1996
Leonard G. Saulter


/s/ Clarinus C. Th. van Andel              Director                                  August 16, 1996
Clarinus C. Th. van Andel

                              EXHIBIT INDEX
                                    TO
                    REGISTRATION STATEMENT ON FORM S-8



Exhibit Number           Description

5(a) & 23(a)             Opinion and Consent of Counsel to Registrant

23(b)                    Consent of BDO Seidman, LLP

24                       Power of Attorney (See Signature Page)